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                         T. ROWE PRICE HIGH YIELD FUND, INC.

                                  POWER OF ATTORNEY


               RESOLVED, that the Corporation and each of its directors do hereby constitute and authorize, James S. Riepe, Joel H. Goldberg, and Henry H. Hopkins, and each of them individually, their true and lawful attorneys and agents to take any and all action and execute any and all instruments which said attorneys and agents may deem necessary or advisable to enable the Corporation to comply with the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and any rules, regulations, orders or other requirements of the United States Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of 1933, as amended, of shares of the Corporation, to be offered by the Corporation, and the registration of the Corporation under the Investment Company Act of 1940, as amended, including specifically, but without limitation of the foregoing, power and authority to sign the name of the Corporation on its behalf, and to sign the names of each of such directors and officers on his behalf as such director or officer to any amendment or supplement (including Post-Effective Amendments) to the Registration Statement on Form N-1A of the Corporation filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Registration Statement on Form N-1A of the Corporation under the Investment Company Act of 1940, as amended, and to any instruments or documents filed or to be filed as a part of or in connection with such Registration Statement.

               IN WITNESS WHEREOF, the Corporation has caused these presents to be signed by its President and the same attested by its Secretary, each thereunto duly authorized by its Board of Directors, and each of the undersigned has hereunto set his hand and seal as of the day set opposite his name.

                                        T. ROWE PRICE HIGH YIELD FUND, INC.

                                        By:/s/George J. Collins
                                            George J. Collins,
                                            Chairman of the Board
          April 18, 1995


















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          Attest:


          _____________________________
          Lenora V. Hornung, Secretary


                                (Signatures Continued)

                                        Chairman of the Board
          /s/George J. Collins          (Principal Executive April 18, 1995
          George J. Collins             Officer)

                                        Treasurer
          /s/Carmen F. Deyesu           (Principal Financial April 18, 1995
          Carmen F. Deyesu              Officer)

          /s/Robert P. Black            Director             April 18, 1995
          Robert P. Black

          /s/Calvin W. Burnett          Director             April 18, 1995
          Calvin W. Burnett

          /s/Anthony W. Deering         Director             April 18, 1995
          Anthony W. Deering

          /s/F. Pierce Linaweaver       Director             April 18, 1995
          F. Pierce Linaweaver

          /s/James S. Riepe             Vice President and   April 18, 1995
          James S. Riepe                Director

          /s/John G. Schreiber          Director             April 18, 1995
          John G. Schreiber

          /s/Anne Marie Whittemore      Director             April 18, 1995
          Anne Marie Whittemore